Exhibit 10.1

Restricted Share Unit Grant

GameSquare Holdings, Inc.

Grantee: Amaree Vichairattanawong

We are pleased to provide you with confirmation of a grant of restricted stock units (“RSUs”) under the GameSquare Holdings, Inc. (“GameSquare”) Incentive Plan (the “Incentive Plan”) in connection with your service to GameSquare as follows:

Restricted Share Unit Terms

Restricted Stock:	You have been granted 50,000 RSUs of GameSquare.

Grant Date:	July 10, 2026

Vesting Schedule:	The RSUs granted herein shall become vested as of the Grant Date.

Restrictive Legend: If the Shares issuable upon the vesting of the RSUs are not registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, the Shares may not be issued in the “United States” (as defined in Rule 902 of Regulation S under the U.S. Securities Act) unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Shares issued to a Recipient in the United States that have not been registered under the U.S. Securities Act will be deemed “restricted securities” (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

In addition to the terms stated in this grant letter, your RSU grant shall be subject to the terms and conditions of the Incentive Plan.

Thank you for your contributions to the growth of GameSquare.

Sincerely,

/s/ John Wilk
John Wilk
General Counsel, Secretary
GameSquare Holdings, Inc.

6775 Cowboys Way, Suite 1335

Frisco, TX 75034